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                                                                     EXHIBIT 5.1

                  [Letterhead of Goodwin, Procter & Hoar LLP]



                                  February 11, 2000



Digitas Inc.
The Prudential Tower
800 Boylston Street
Boston, MA 02199

Ladies and Gentlemen:

     We have acted as counsel to Digitas Inc., a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of up to 7,130,000 shares of common stock, par value $.01 per share ("Common Stock"), of the Company and by certain selling shareholders (the "Selling Stockholders") of up to 3,565,000 shares of Common Stock (the "Shares"). The Shares include an overallotment option of up to 930,000 Shares of Common Stock to be sold by the Company and up to 465,000 shares of Common Stock to be sold by the Selling Stockholders. This opinion is being delivered in connection with the Company's Registration Statement on Form S-1 (No. 333-93585) (the "Registration Statement") relating to the registration of the offering and sale of the Shares under the Securities Act of 1933, as amended (the "Securities Act"). All of the Shares are to be sold by the Company to the several underwriters (the "Underwriters") of which Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., Salomon Smith Barmey Inc., Banc of America Securities LLC, and Bear Stearns & Co. Inc. are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company, the Selling Stockholders, and the Representatives of the Underwriters.

     In connection with rendering this opinion, we have examined the form of the proposed Underwriting Agreement being filed as an Exhibit to the Registration Statement; the Certificate of Incorporation and By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; and such other certificates, receipts, records and documents as we considered necessary for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public materials. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts and the laws of the State of Delaware.
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February 11, 2000



     Based upon the foregoing, we are of the opinion that (i) when the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed and delivered by the Company and on the behalf of the Underwriters, and the Shares are sold to the Underwriters and paid pursuant to the terms of the Underwriting Agreement, the Shares will be duly authorized, validly issued and fully paid and non-assessable by the Company, and (ii) the shares of stock to be sold by the Selling Shareholders have been duly authorized, validly issued and are fully paid and nonassessable by the Company.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/  GOODWIN, PROCTER & HOAR LLP

                                    GOODWIN, PROCTER & HOAR LLP